Exhibit 10.21

Name of Participant: [    ]

HEALTHCARE TECHNOLOGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES DELIVERED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT (AS DEFINED IN THE HEALTHCARE TECHNOLOGY HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN).

HEALTHCARE TECHNOLOGY HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

Director Restricted Stock Unit Award Agreement

Healthcare Technology Holdings, Inc.

c/o IMS Health Incorporated

901 Main Avenue

Norwalk, CT 06851

Agreement made this [    ] day of [            ] (the “Grant Date”), between Healthcare Technology Holdings, Inc., a Delaware corporation (the “Company”), and [            ] (the “Participant”).

1. Restricted Stock Unit Award. The Participant is hereby awarded, pursuant to the Healthcare Technology Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”) and subject to its terms, a Restricted Stock Unit award (the “Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, [            ] shares of Stock (the “Shares”). Except as otherwise expressly provided herein, all terms used herein shall have the same meaning as in the Plan.

2. Vesting. This Award shall become vested on each of the dates set forth below as to the number of Shares specified below in respect of such date, provided the Participant is serving on such date, and has served at all times since the date of this Agreement, as a member of the Board:

[            ]

Notwithstanding the foregoing, this Award, if not earlier terminated or forfeited, shall become fully vested immediately prior to the effective date of a Covered Transaction, unless the Administrator provides for the cash-out or assumption of this Award (or the substitution of another award) by the acquiring entity (if any) or an affiliate thereof.

3. Delivery of Shares. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than March 15 of the year following the year in which the relevant portion of the Award vests), effect delivery of the Shares with respect to such vested portion to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the delivery date with respect to such Share. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award and only at such time as such Shares are so delivered to the Participant.

5. Certain Tax Matters. The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

The Participant shall be responsible for satisfying and paying all taxes arising from or due in connection with respect to the grant or vesting of, and the delivery of Shares under, the Award. The Company and its subsidiaries shall have no liability or obligation related to the foregoing.

6. Nontransferability. Neither this Award nor any rights with respect thereto may be sold, assigned, transferred (other than by will or the laws of descent and distribution), pledged or otherwise encumbered, except as the Administrator may otherwise determine.

7. Other Agreements. The Participant acknowledges and agrees that the Shares delivered under this Award, if any, shall be subject to the Management Stockholders Agreement and the transfer and other restrictions, rights, and obligations set forth therein. The Participant shall execute the Management Stockholders Agreement as a Manager (as such term is defined in the Management Stockholders Agreement). For purposes of the Management Stockholders Agreement, “employment” shall mean the Participant’s provision of services as a member of the Board. For purposes of the Management Stockholders Agreement, “Disability” means the Participant becomes disabled during his or her service to the Company through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his or her duties and responsibilities as a member of the

Board (notwithstanding the provision of any reasonable accommodation) for one hundred eighty (180) days during any period of three hundred and sixty-five (365) consecutive calendar days. The Participant acknowledges that provisions in the Management Stockholders Agreement relating to “Retirement” shall not apply to the Participant.

8. Effect on Employment. Neither the grant of this Award, nor the delivery of Shares under this Award, shall give the Participant any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Participant at any time, or affect any right of such Participant to terminate his or her Employment at any time.

9. Legends, etc. Shares delivered under this Award, if any, shall bear such legends as may be required or provided for under the terms of the Management Stockholders Agreement.

10. Miscellaneous. The Participant agrees not to disclose confidential information of the Company and its subsidiaries (referred to collectively in this Section 10 as “IMS”) to anyone outside of IMS except as specifically described below; neither will the Participant use such information for his or her own personal benefit. Confidential information may only be disclosed to someone outside of IMS if it is (a) to further a legitimate business purpose of IMS, and (b) disclosed after the intended recipient has signed an IMS approved agreement containing the appropriate confidentiality provisions. In addition, the Participant agrees to make every reasonable effort to (a) ensure the confidentiality and integrity of confidential information of IMS and (b) protect it against reasonably anticipated threats or hazards to its security or integrity. “Confidential information,” as referred to here, means information not generally known outside IMS. Examples of confidential information include, but are not limited to, non-public technical knowledge of methodologies, computer programs, and work processes of IMS; business information regarding costs, profits, sales, licensing arrangements, markets, and customer lists of IMS; knowledge of future activities within IMS, such as products or services in research and development or marketing plans; data obtained or created from sources outside IMS; and information provided to IMS by a third party which IMS has agreed to keep confidential.

Upon IMS’s request, the Participant will promptly return to IMS or destroy all company materials that came into his or her possession, custody or control in connection with his or her service as a member of the Board. The term “materials” includes, but is not limited to, all notes, correspondence, reports, computer programs, customer lists, data, manuals, presentations, and contracts which in any way relates to IMS’s business, and any confidential information referred to above. Upon cessation of service as a member of the Board, the Participant will promptly return all such materials without retaining any copies.

11. Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

12. Governing Law. This Agreement shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

By acceptance of this Award, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders Agreement.

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The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the date first set forth above.

HEALTHCARE TECHNOLOGY HOLDINGS, INC.

By:
Title:

Agreed and Accepted:

Name:

[SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]